UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2015

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 8, 2015, The Manitowoc Company, Inc. (the “Company”) entered into retention award agreements in the form of Exhibit 10.1 (each a “Retention Agreement”) with certain key employees pursuant to the Company’s 2013 Omnibus Incentive Plan. The participating named executive officers (each an “Employee”), and their respective share award amounts, are: Glen E. Tellock, Chairman and Chief Executive Officer (93,788), Thomas G. Musial, Senior Vice President Human Resources and Administration (29,993), Carl J. Laurino, Senior Vice President and Chief Financial Officer (32,635), and Maurice D. Jones, Senior Vice President, General Counsel and Secretary (29,422).
The Retention Agreements were entered into to provide additional incentive for the Employees to continue in employment and contribute towards the successful completion of the contemplated spin-off transaction (the “Separation”).
Under the Retention Agreements, each Employee was granted shares of common stock of the Company that will vest on the second anniversary of the Separation if the Employee has been continuously employed with the Company or an affiliate through the second anniversary of the effective date of the Separation.
The shares shall earlier vest in full upon termination of the Employee as a result of death, disability or retirement upon or following the Separation. The shares shall also vest in full upon an involuntary termination of the Employee, other than for Cause, by the Company, or a termination by the Employee for Good Reason, regardless of whether the Separation has occurred.
“Cause” includes a gross dereliction of the Employee’s duties, failure to comply with the lawful directives of the Board of the Directors (the “Board”), dishonesty, misconduct, misappropriation of funds, disparagement of the Company or other proper cause as determined by the Compensation Committee of the Board. “Good Reason” includes a material diminution in the Employee’s position, base salary or incentive compensation opportunities, a request for the Employee to reside at a location more than fifty (50) miles from the Employee’s residence location immediately prior to the Separation or any material reduction in the benefits and rights of the Employee under his or her employment agreement with the Company in place immediately prior to the Separation. No event will be considered a Good Reason unless the Employee gives written notice specifying the event relied upon for termination within ninety (90) days of the initial existence of such event, and the Company fails to cure such event within thirty (30) days following receipt of the Employee’s notice.
The Employees are entitled to exercise full voting rights with respect to the shares as of the date granted. The Employees are also entitled to receive all dividends or distributions with respect to such shares. The Retention Agreements provide that if the Separation has not occurred by April 8, 2017, then the shares will be forfeited as of such date.
The foregoing summary of the terms of the Retention Agreements is not complete and is qualified in its entirety by reference to the form of Retention Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Form of Retention Award Agreement, dated April 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: April 13, 2015	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel, and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of April 8, 2015

Exhibit No.	Description

(10.1)	Form of Retention Award Agreement, dated April 8, 2015.

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